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                                                                      EXHIBIT XI

                       CONTINUING UNCONDITIONAL GUARANTY
                       ---------------------------------

          WHEREAS, PRIME GROUP VI, L.P., an Illinois limited partnership ("BORROWER") has entered into a Loan Agreement dated as of December 18, 1998, (the "LOAN AGREEMENT") with LASALLE NATIONAL BANK, a national banking association ("LENDER"), pursuant to which Lender has made or may, in its sole discretion, from time to time hereafter, make loans and advances to or extend other financial accommodations to Borrower;

          WHEREAS, The Prime Group, Inc., an Illinois corporation ("GUARANTOR") is a limited partner of Borrower and is desirous of having Lender extend and/or continue the extension of credit to Borrower, and Lender has required that Guarantor execute and deliver this Guaranty to Lender as a condition to the extension and continuation of credit by Lender; and

          WHEREAS, the extension and/or continued extension of credit, as aforesaid, by Lender is necessary and desirable to the conduct and operation of the business of Borrower and will inure to the personal and financial benefit of Guarantor;

     1. NOW, THEREFORE, for value received and in consideration of the Loans made or to be made by Lender to Borrower pursuant to the Loan Agreement, the Guarantor hereby unconditionally guaranties (i) the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the indebtedness, liabilities and obligations of every kind and nature of Borrower to Lender or any parent, affiliate or subsidiary of Lender (the term "Lender" as used hereinafter shall include such parents, affiliates and subsidiaries under the Loan Agreement), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due, and howsoever owned, held or acquired by Lender, whether through discount, overdraft, purchase, direct loan or as collateral or otherwise, under the Loan Agreement and (ii) the prompt, full and faithful discharge by Borrower of each and every term, condition, agreement, representation and warranty now or hereafter made by Borrower to Lender under the Loan Agreement (all such indebtedness, liabilities and obligations being hereinafter referred to as the "BORROWER'S OBLIGATIONS"). Guarantor further agrees to pay all costs and expenses, including, without limitation, all court costs and reasonable attorneys' and paralegals' fees paid or incurred by Lender in endeavoring to collect all or any part of Borrower's Obligations from, or in prosecuting any action against, Guarantor or any other guarantor of all or any part of Borrower's Obligations. All amounts payable by Guarantor under this Guaranty shall be payable upon demand by Lender.

     2. Notwithstanding any provision of this Guaranty to the contrary, it is intended that this Guaranty, and any liens and security interests granted by Guarantor to secure this Guaranty, not constitute a "Fraudulent Conveyance" (as defined below). Consequently, Guarantor agrees that if the Guaranty, or any liens or security interests securing this Guaranty, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such lien or security interest to constitute a Fraudulent Conveyance, and this Guaranty
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shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of the "Bankruptcy Code" (as hereinafter defined) or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

     3. Guarantor hereby agrees that, except as hereinafter provided, its obligations under this Guaranty shall be unconditional, irrespective of (i) the validity or enforceability of Borrower's Obligations or any part thereof, or of any promissory note or other document evidencing all or any part of Borrower's Obligations, (ii) the absence of any attempt to collect Borrower's Obligations from Borrower or any other guarantor or other action to enforce the same, (iii) the waiver or consent by Lender with respect to any provision of any instrument evidencing Borrower's Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by Borrower and delivered to Lender, (iv) failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrower's Obligations, (v) the institution of any proceeding under Chapter 11 of Title 11 of the United States Code (11 U.S.C. (S)(S)101 et seq.), as amended (the "Bankruptcy Code"), or any similar proceeding, by or against Borrower, or Lender's election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code, (vii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender's claim(s) for repayment of Borrower's Obligations, or (viii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor other than if the Borrower's Obligations have been paid in full and discharged and the Loan Agreement is terminated.

     4. If bankruptcy or reorganization proceedings at any time are instituted by or against the Borrower under the Bankruptcy Code, and if in the one year period ending on the date such proceedings are instituted, the Borrower has granted a security interest or made a non-cash transfer in favor of the Lender at a time when the aggregate value of the collateral securing the Loan (as defined in the Loan Agreement) was less than the aggregate amount of all the guaranteed indebtedness, and Guarantor: (a) is an "insider" as defined in
(S)(S)101(28) of said Code, now existing or hereafter amended; and (b) is an "insider-guarantor" under (S)(S)547(b) of the Code, now existing or hereafter amended, then in any such event, the Guarantor as such "insider-guarantor" agrees not to seek recourse (by subrogation or otherwise) against or in any manner become a creditor of the Borrower if called upon to make payment to the Lender hereunder.

     5. Guarantor hereby waives, to the extent permitted by applicable law and except as otherwise provided herein or in the Loan Agreement, diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of Borrower, protest or notice with respect to Borrower's Obligations and all demands whatsoever, and covenants that this Guaranty will not be discharged, except by complete performance of the obligations and liabilities contained herein. Upon any Event of Default by Borrower as provided in any instrument or document evidencing all or any part of Borrower's Obligations, including without limitation the

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Loan Agreement, Lender may, at its sole election, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount or any portion of Borrower's Obligations, without first proceeding against Borrower, or any other person, firm, or corporation, or against any security or collateral for Borrower's Obligations.

     6. Lender is hereby authorized, without notice or demand and without affecting the liability of Guarantor hereunder, to at any time and from time to time (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, Borrower's Obligations or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by Borrower and delivered to Lender; (ii) accept partial payments on Borrower's Obligations; (iii) take and hold security or collateral for the payment of Borrower's Obligations guaranteed hereby, or for the payment of this Guaranty, or for the payment of any other guaranties of Borrower's Obligations or other liabilities of Borrower, and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as in its sole discretion it may determine; and (v) settle, release, compromise, collect or otherwise liquidate Borrower's Obligations and any security or collateral therefor in any manner, without affecting or impairing the obligations of Guarantor hereunder. Lender shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from Borrower or any other source, and such determination shall be binding on Guarantor. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of Borrower's Obligations as Lender shall determine in its sole discretion without affecting the validity or enforceability of this Guaranty.

     7. The Guarantor will at all times maintain on a consolidated and combined basis the ratio of Operating Income to Debt Service at the end of each month of not less than 2.0 to 1.0. For purposes of this paragraph:

     "Net Income" means, with reference to any quarter, the net income (or net deficit) of Guarantor on a consolidated and combined basis for such quarter on a modified cash basis (i.e., cash receipts less cash disbursements and accrued expenses), and without limiting the foregoing, after deduction from gross income of all expenses and reserves, including reserves for all taxes on or measured by income, but excluding any extraordinary profits and also excluding any taxes on such profits.

     "Operating Income" means, with reference to any quarter, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Debt Service for such quarter, (ii) federal, state and local income taxes for such quarter, and (iii) non-cash items such as depreciation and amortization of intangibles.

     "Debt Service" means, with reference to any quarter, the sum of all interest paid, accrued or capitalized and any required principal amortization of the Guarantor on a combined and consolidated basis for such quarter determined in accordance with GAAP.

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On or before the 20th day after the end of each calendar quarter, Guarantor shall provide Lender with a compliance certificate in a form reasonably satisfactory to Lender stating whether Guarantor is in compliance with the covenant set forth in this paragraph.

     8. To secure the payment and performance of Guarantor's obligations and liabilities contained herein, Guarantor grants to Lender a security interest in all property of Guarantor delivered concurrently herewith, if any, or which is now, or at any time hereafter in transit to, or in the possession, custody or control of Lender, and all proceeds of all such property. Guarantor agrees that Lender shall have the rights and remedies of a secured party under the Uniform Commercial Code of Illinois, as now existing or hereafter amended, with respect to all of the aforesaid property, including without limitation thereof, the right to sell or otherwise dispose of any or all of such property and apply the proceeds of such sale to the payment of Borrower's Obligations. In addition, at any time after maturity of Borrower's Obligations by reason of acceleration or otherwise, Lender may, in its sole discretion, without notice to Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of Borrower's Obligations (i) any indebtedness due or to become due from Lender to Guarantor, and (ii) any moneys, credits or other property belonging to Guarantor, at any time held by or coming into the possession of Lender whether for deposit or otherwise.

     9. Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, and any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of Borrower's Obligations and of all other circumstances bearing upon the risk of nonpayment of Borrower's Obligations or any part thereof that diligent inquiry would reveal and Guarantor hereby agrees that Lender shall have no duty to advise Guarantor of information known to Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, Lender shall be under no obligation to update any such information or to provide any such information to Guarantor on any subsequent occasion.

     10. The Guarantor hereby represents and warrants unto the Lender that: (i) the Guarantor is a corporation validly organized and existing and in good standing under the laws of the State of Illinois, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification (unless the failure to so qualify would not be reasonably likely to materially and adversely affect the Guarantor), and has full power and authority to own its property and to conduct its business presently conducted by it; (ii) the execution, delivery and performance by the Guarantor of this Guaranty, are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene the Guarantor's articles of incorporation or by-laws or any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Guarantor (the effect of which contravention would be reasonably likely to have a material adverse effect upon the Guarantor) or result in, or require the creation or imposition of, any Lien on any of the Guarantor's properties; (iii) this Guaranty constitutes a legal, valid and binding obligation of the Guarantor

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enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally; (iv) the consolidated balance sheets of the Guarantor and its subsidiaries as at December 31, 1997 and the related statements of earnings of the Guarantor and its subsidiaries, copies of which have been furnished to the Lender, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the consolidated financial condition of the Guarantor covered thereby as at the dates thereof and the results of their operations for the periods then ended, and since December 31, 1997, there has been no material adverse change in the financial condition, operations, assets, business or properties of the Guarantor.

     11. Guarantor consents and agrees that Lender shall be under no obligation to marshall any assets in favor of Guarantor or against or in payment of any or all of Borrower's Obligations. Guarantor further agrees that, to the extent that Borrower makes a payment or payments to Lender, or Lender receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Borrower, its estate, trustee, receiver or any other party, including, without limitation, Guarantor, under any bankruptcy law, state or federal law, common law or equitable theory, then to the extent of such payment or repayment, Borrower's Obligations or the part thereof which has been paid, reduced or satisfied by such amount, and Guarantor's obligations hereunder with respect to such portion of Borrower's Obligations, shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

     12. Guarantor agrees that any and all claims of Guarantor against Borrower, any endorser or any other guarantor of all or any part of Borrower's Obligations, or against any of Borrower's properties, whether arising by reason of any payment by Guarantor to Lender pursuant to the provisions hereof, or otherwise, shall be subordinate and subject in right of payment to the prior payment, in full, of all of Borrower's Obligations; provided, however, that this provision shall not apply to distributions made or to be made by Borrower under Borrower's partnership agreement to Guarantor prior to any Event of Default (as defined in the Loan Agreement) by Borrower as provided in any instrument or document evidencing all or any part of Borrower's Obligations, including, without limitation, the Loan Agreement.

     13. Subject to the terms of the Loan Agreement, Lender may, without notice to anyone, sell or assign Borrower's Obligations or any part thereof, or grant participations therein, and in any such event each and every immediate or remote assignee or holder of, or participant in, all or any of Borrower's Obligations shall have the right to enforce this Guaranty, by suit or otherwise for the benefit of such assignee, holder, or participant, as fully as if herein by name specifically given such right, but Lender shall have an unimpaired right, prior and superior to that of any such assignee, holder or participant, to enforce this Guaranty for the benefit of Lender, as to any part of Borrower's Obligations retained by Lender.

     14. This Guaranty shall be binding upon Guarantor and upon the successors (including without limitation, any receiver, trustee or debtor in possession of or for Guarantor) of Guarantor and

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shall inure to the benefit of Lender and its successors and assigns. If there is more than one signatory hereto, all references to Guarantor herein shall include each and every Guarantor and each and every obligation of Guarantor hereunder shall be the joint and several obligation of each Guarantor. Each Guarantor that is a corporation or a partnership hereby represents and warrants that it has all necessary corporate or partnership authority, as the case may be, to execute and deliver this Guaranty and to perform its obligations hereunder.

     15. This Guaranty shall continue in full force and effect, and Lender shall be entitled to make loans and advances and extend financial accommodations to Borrower under the Loan Agreement on the faith hereof until such time as Lender has, in writing, notified Guarantor that all of Borrower's Obligations have been paid in full and discharged and the Loan Agreement has been terminated or until Lender has actually received written notice from any Guarantor of the discontinuance of this Guaranty as to that Guarantor, or written notice of the death, incompetency or dissolution of any Guarantor. In case of any discontinuance by, or death, incompetency or dissolution of, any Guarantor (collectively, a "Termination Event"), this Guaranty and the obligations of such Guarantor and his or its heirs, legal representatives, successors or assigns, as the case may be, shall remain in full force and effect with respect to all of Borrower's Obligations incurred prior to the receipt by Lender of written notice of the Termination Event. The occurrence of a Termination Event with respect to one Guarantor shall not affect or impair the obligations of any other Guarantor hereunder.

     16. Anything in this Guaranty to the contrary notwithstanding, it is expressly agreed that neither the Lender, nor its successors or assigns, shall have any recourse of any kind whatsoever for or with regard to any indebtedness, liability or obligation under this Guaranty whether or not so provided herein, against any of the following persons personally or against any of the separate property or estate of any of the following persons (as distinguished from the property of the Guarantor) and the Lender, and each of its successors and assigns waives and does hereby waive any such personal liability: any present or future director or shareholder or employee of the Guarantor, any present or future partner in any partnership which is or becomes a shareholder of the Guarantor, any person or entity that, directly or indirectly, through one or more partnerships, is a partner in any partnership which is or becomes a shareholder of the Guarantor, or any shareholder, officer, director, employee, trustee, beneficiary, member or agent of any corporation or other entity which is or becomes a shareholder of the Guarantor. The foregoing shall not impair the ability of the Lender to enforce the terms of this Guaranty against the Guarantor.

     17. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

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     18.  All notices to be sent under this Guaranty shall be sent by any method of delivery described in the Loan Agreement, and to the Lender at the addresses described in the Loan Agreement, and to Guarantor at the following addresses:

     To Guarantor:       The Prime Group, Inc.
                         77 West Wacker Drive
                         Suite 3900 (Suite 4200 from and after February 1, 1999)
                         Chicago, Illinois 60601
                         Attn: Michael W. Reschke
                         Facsimile: (312)917-1511

     With a copies to:   Winston & Strawn
                         35 West Wacker Drive
                         Chicago, Illinois 60601
                         Attn: Wayne D. Boberg, Esq.
                         Facsimile: (312)558-5700

                         The Prime Group, Inc.
                         77 West Wacker Drive
                         Suite 4200
                         Chicago, Illinois 60601
                         Attn: Robert J. Rudnik, Esq.
                         Facsimile: (312)917-8442

or to such other addresses as Guarantor or Lender shall designate in a written notice to the other.

     19. THIS GUARANTY SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

     20. Guarantor irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS GUARANTY SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST GUARANTOR BY LENDER IN ACCORDANCE WITH THIS PARAGRAPH. SERVICE OF LEGAL PROCESS MAY BE MADE ON THE GUARANTOR BY ANY METHOD OF DELIVERY, AND TO THE ADDRESSES, FOR SENDING NOTICES HEREUNDER, AS DESCRIBED IN PARAGRAPH 17 ABOVE.

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     21.  GUARANTOR AND LENDER HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY
ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS GUARANTY.

      [Balance of page intentionally left blank; signature page follows.]

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          IN WITNESS WHEREOF, this Guaranty has been duly executed by the undersigned as of the above-mentioned date.


                                  THE PRIME GROUP, INC., an Illinois corporation


                                  By:/s/ Robert J. Rudnik
                                     -------------------------------------------
                                        Its: Executive Vice President
                                             -----------------------------------